                                                                    EXHIBIT 99.1

                              SIGNATURES FOR FORM 3

                                 SANOFI-AVENTIS

                                 By: /s/ John Felitti
                                     ------------------------------------------
                                 Name: John Felitti
                                 Title: Associate Vice President, Corporate Law,
                                 Financial & Securities Law
                                 Date: 04/06/2011

                                 GC Merger Corp.

                                 By: /s/ Gregory Irace
                                     ------------------------------------------
                                 Name: Gregory Irace
                                 Title: President
                                 Date: 04/06/2011